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                                                                   Exhibit 10.11


                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into effective this 28th day of June, 2000, by and between InteRosa, Inc., a Delaware corporation located at 7150 Campus Drive, Colorado Springs, CO 80920, ("InteRosa" or the "Company"), and ZERO.NET, Inc., a Delaware corporation ("ZERO.NET"). If not otherwise designated, ZERO.NET shall be referred to as the "INVESTOR". The term "Investor" shall specifically be understood to include any successor, transferee or assignee of Investor's rights under this Agreement or any other document or instrument entered into pursuant hereto, as applicable.

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of 1,432,662 shares (the "Shares") of its Series C Preferred Stock (the "Preferred") to Investor;

         WHEREAS, Investor desires to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to the Investor, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE SHARES. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to the Investor the Shares and Investor agrees to purchase from the Company the Shares at a purchase price of $1.745 per share. The Shares have the rights, preferences and privileges set forth in the Second Restated and Amended Certificate of Incorporation substantially in the form attached hereto as EXHIBIT A (the "Amended Articles").

2. CLOSING. CLOSING. The closing for the sale and purchase of 1,432,662 Series C Preferred Shares (the "Closing") shall take place at the offices of Sparks Willson PC at 2:00 p.m. (Mountain Daylight Time) on June 28, 2000, or at such other place and on such other date as may be mutually agreeable to the Company and the Investor. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Investor certificates representing the number of Shares to be purchased at the Closing by the Investor, against payment of the purchase price therefore by certified check or wire transfer of immediately available funds.

         3. APPLICATION OF INVESTMENT PROCEEDS: The proceeds of the Investment shall be used by InteRosa substantially in accordance with the guidelines set forth on EXHIBIT C or as otherwise determined by the Board of Directors (including the representative elected by the Preferred).

         4. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and the state and federal courts located in Colorado shall have the exclusive jurisdiction and venue of any litigation involving or construing this or any related agreement.

         5. RIGHT OF FIRST REFUSAL: Investor shall have the right to participate in any and all future rounds of financing as set forth in Section 4 the Investor Rights Agreement substantially in the form attached hereto as EXHIBIT D (the "Investor Rights Agreement").



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         6. REGISTRATION RIGHTS AND INDEMNIFICATION: The Company shall grant registration rights for the Shares as set forth in Section 2.2 of the Investor Rights Agreement and indemnification rights set forth in Section 2.10 thereof.

         7. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY: Except as specifically noted in EXHIBIT E (the "Schedule of Exceptions"), InteRosa represents and warrants that the following provisions of this Section 7 are complete, true and correct as of the date of signing this Agreement and as of the date of closing hereof with the knowledge and expectation that Investor will rely, and is relying, thereon in making this investment in InteRosa contemplated by this Agreement.

                  a. Upon the filing of the Amended Articles, the authorized capital stock of the Company consists of forty million (40,000,000) shares, of which (i) the authorized Common Stock is thirty three million three hundred five thousand (33,305,000) shares with a par value of $.001 per share; (ii) the authorized Series A Preferred Stock is three million three hundred thousand (3,300,000) shares with a par value of $.001 per share; (iii) the authorized Series B Preferred Stock is one million three hundred ninety five thousand (1,395,000) shares with a par value of $.001 per share; (iv) the authorized Series C Preferred Stock is one million four hundred thirty two thousand six hundred sixty two (1,432,662) shares with a par value of $.001 per share; and
(v) authorized but undesignated Preferred in the amount of five hundred sixty seven thousand three hundred thirty eight (567,338) shares with a par value of $.001 per share, none of which shall be issued as Common, Series A, B or C Preferred Stock, or with any rights greater than the Series C stock without the consent of the Investor. Prior to the Closing the following shares are issued and outstanding:

                           Common Stock              1,104,618
                           Series A Preferred Stock  3,300,000
                           Series B Preferred Stock  1,080,000

The Company has reserved for issuance the following shares under the following conditions:

-----------------------------------------------------------------------------------------------------------------------------
Shares                                     Person                                    Condition of Issuance
-----------------------------------------------------------------------------------------------------------------------------
1,432,662 Series C Preferred               Investor                                  At the Closing of this Agreement
-----------------------------------------------------------------------------------------------------------------------------
2,190,000  Common                          NSO options reserved for issuance         Vesting and Exercise
                                           outside the 1999 Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------
1,710,000  Common                          Options reserved for issuance under the   Board Approval of Grants; Stockholder
                                           1999 Stock Option Plan                    approval of Plan
-----------------------------------------------------------------------------------------------------------------------------
1,432,662 Common                           Investor                                  Conversion of Series C Preferred Stock
-----------------------------------------------------------------------------------------------------------------------------
3,300,000 Common                           Envision Development Corporation          Conversion of Series A Preferred Stock
-----------------------------------------------------------------------------------------------------------------------------
1,395,000 Common                           Envision Development Corporation and      Conversion of Series B Preferred Stock
                                           Rock                                      and Warrants
-----------------------------------------------------------------------------------------------------------------------------
315,000 Series B Preferred                 Rock                                      Exercise of Rock Warrants
-----------------------------------------------------------------------------------------------------------------------------

The Company initially reserved a total of 3,900,000 shares of Common Stock for issuance upon option exercise. Prior to the adoption of the Company's Option Plan, the Company granted a total of 2,190,000 NSO options to employees and consultants at exercise prices between $.01 and $1.00, of which 994,848





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have been exercised. The remaining 1,710,000 were reserved for issuance pursuant to the Company's Option Plan, of which 902,700 have been granted and of which 19,770 have been exercised.

                  b. InteRosa is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. InteRosa is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions where InteRosa's activities or ownership of assets would require such licensing or qualification.

                  c. InteRosa has been duly authorized to enter into this transaction with Investor and all actions on the part of InteRosa, its officers, directors, agents and stockholders necessary and required for the execution, delivery and performance of this Agreement have been taken such that this Agreement and any documents issued pursuant hereto will be fully valid and enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, or (ii) as limited by general principles of equity that restrict the availability of equitable remedies. InteRosa has obtained any necessary consents to enter into this Agreement and the transactions contemplated herein. InteRosa has, and from and after the date hereof shall, reserve and keep available at all times, solely for issuance and delivery upon conversion of the Shares sufficient shares to fully discharge InteRosa's obligation to issue shares in the event of Investor's right to convert any shares of Series C Preferred Stock held by it, including the Shares. Further, InteRosa has, and from and after the date hereof shall reserve and keep available at all times, sufficient shares to fully discharge InteRosa's obligation to issue shares in the event of exercise of any rights contained in any other convertible security issued by InteRosa, including but not limited to, debentures, options or warrants, which security is outstanding at the time of this Agreement or thereafter;

                  d. The Shares, when issued in compliance with the provisions of this agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Amended Articles. The InteRosa Common Stock that the Preferred Stock is convertible into (the "Conversion Stock") has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Amended Articles, will be validly issued, fully paid and nonassessable; and the Preferred Stock and Conversion Stock will be free of any adverse claims (assuming that the Investor is a "protected purchaser" within the meaning of C.R.S. 4-8-303) or preemptive or similar rights; provided however that the Preferred Shares and the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein;

                  e. This transaction has been reviewed by the InteRosa Board and by legal counsel and is fair and commercially reasonable to InteRosa and to all of its stockholders under all of the circumstances applicable to this transaction at the time of its consummation;

                  f. InteRosa has made available to Investor all information relating to its finances and plans which is material in making an investment in InteRosa, specifically including the information listed on the attached EXHIBIT F ("Due Diligence Materials"). InteRosa hereby certifies that such disclosures have been complete, true and correct in all material respects and that there are no contracts, agreements, circumstances, other financial information not disclosed to Investor, or changes in business status and outlook which could have any material effect upon InteRosa's business outlook, financial well-being or Investor's decision to invest funds in InteRosa;

                  g. The list attached as EXHIBIT G (the "List of Stockholders and Share Equivalent Holders") names or describes all Investors in InteRosa stock, and of securities or instruments (including options) convertible or exchangeable to InteRosa stock and of contractual rights to receive stock (contingent or otherwise) and the number of shares or share-equivalents and expiration dates pertainable thereto, as of the date of closing (excluding issuances at the Closing);


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                  h. All offers, sales, and issuances of shares of InteRosa
stock, or of securities convertible into shares of InteRosa stock, outstanding prior to the closing of this transaction are exempt from all registration provisions of state and federal securities laws, rules, regulations, orders and restrictions and have been effected in such a way that there are outstanding no rights of rescission under state or federal law with respect to such offers sales, and issuances;

                  i. This Agreement is not in conflict with any prior agreement, instrument, security, or other document to which InteRosa is a party, or with any obligation contained therein, and InteRosa's ability to enter into this Agreement and issue the Preferred Stock required by this Agreement is not limited in any way by any such agreement, instrument, security or other document;

                  j. To the best of its knowledge, InteRosa owns or possesses, or has made all necessary contractual or other arrangements to use, all patents, designs, technical information and know-how necessary to economically produce and distribute its software in commercial quantities for sale to unrelated parties. To the best of its knowledge, InteRosa's proposed sale and continued development of the software does not conflict with, or infringe on, any intangible property rights of any type or sort whatsoever which are owned, possessed or used by any third party.

                  k. There are no actions, investigations, litigation, charges, suits, or other legal proceedings of any type or sort whatsoever, civil, criminal or administrative, pending or threatened against InteRosa, nor is there any basis for any such proceedings;

                  l. InteRosa is not a party to any agreements, contracts or transactions from which it could expect to be exposed to any contingent liability or obligation in excess of Fifty Thousand Dollars;

                  m. To the best of the Company's knowledge, no employee of the company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company;

                  n. The Company has no outstanding indebtedness for borrowed money or owed money, and is not a guarantor or otherwise liable for any indebtedness for borrowed or owed money. The Company is not indebted, directly or indirectly, to any of its employees, officers, directors, or stockholders or to their respective spouses or children, in any amount whatsoever other than compensation accrued during the current payroll period as specifically itemized by persons;

                  o. The Company has not made loans to any of its employees, officers or directors;

                  p. Set forth in Section 7p. of the Schedule of Exceptions is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are material to the conduct and operation of its business and properties, which provide for payments to or by the company in excess of $10,000; which obligate the company to share, license or develop any product or technology; or which involve transactions or proposed transactions between the company and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements have been and will continue to be made available for inspection by Investor and its counsel;



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                  q. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this agreement;

                  r. This Agreement with the exhibits hereto and the Company's Business Plan included in the due diligence materials delivered to the Investor do not contain any untrue statement of a material fact or omit to state any material fact. The Business Plan and the financial projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such financial projections;

                  s. The Company maintains insurance policies as set forth in Section S of the Schedule of Exceptions. Such policies are in full force and effect;

                  t. The Company does not maintain or have any obligations with respect to any employee benefit plan except as set forth in Section 7t. of the Schedule of Exceptions;

                  u. The Company has all permits and licenses or other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted as described in the Business Plan;

                  v. The Company is not party to or aware of any voting trust, voting agreement, stockholders agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to securities of the Company, or control positions in the company such as Board of Director seats.

         8. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR: Investor represents and warrants to the Company as of the Closing, as follows:

                  a. It has been duly authorized to enter into this transaction with Company and all actions on the part of Itself, its officers, directors, agents and stockholders necessary and required for the execution, delivery and performance of this Agreement have been taken such that this Agreement and any documents issued pursuant hereto will be fully valid and enforceable in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, or (ii) as limited by general principles of equity that restrict the availability of equitable remedies. Investor has obtained any necessary consents to enter into this Agreement and the transactions contemplated herein.

                  b. It understands that the Shares have not been registered under the Securities Act. Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Investor's representations contained in the Agreement. Investor hereby represents and warrants as follows:

                           (i) It has substantial experience in evaluating and
investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

                           (ii) Investor is acquiring the Shares for Investor's
own account for investment only, and not as a nominee and not with a view towards their distribution. Investor's right to assign or




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designate its ownership without InteRosa approval shall be limited to an assignment and/or distribution to affiliated entities who have substantially the same beneficial ownership and control as Investor.

                           (iii) Investor or its counsel has received and read
the due diligence materials delivered to it by the Company and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and, without limiting any of the representations of the Company, such questions have been answered to the satisfaction of the Investor.

         9. CONDITIONS PRECEDENT TO CLOSING:

                  a. Investor Conditions: The Initial Closing of the transactions contemplated by this Agreement is expressly conditioned on the following conditions precedent first being fully met to the reasonable satisfaction of Investor; these conditions shall not apply to each Subsequent
Closing:

                           (i) Investor shall complete its due diligence review
of InteRosa's financial and business conditions and affairs, fully satisfying itself with regard thereto;

                           (ii) InteRosa shall have procured from all key
management and employees employment agreements requiring said personnel to keep all information regarding InteRosa's trade secrets confidential during their employment by InteRosa and for a period of at least two years after they leave InteRosa's employ;

                           (iii) There has been no material adverse change in
InteRosa's financial position, corporate structure, ownership, staffing, or business;

                           (iv) InteRosa shall provide Investor at Closing with
an opinion of counsel in the form attached hereto as EXHIBIT H;

                           (v) The Amended Articles shall have been filed with
the Secretary of State of the State of Delaware.

                  b. Company Conditions: The Company's obligation to issue and sell the Shares at the Closing and to issue the Rock Warrant at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                           (i) The representations and warranties made by the
Investor shall be true and correct in all material respects at the date of the Closing;

                           (ii) The Amended Articles shall have been filed with
the Secretary of State of the State of Delaware and shall be in full force and effect.

                           (iii) Investor shall have delivered to the Company
the purchase price for the Shares.

         10. MISCELLANEOUS

                  a. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs,





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executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person.

                  b. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Investor Rights Agreement and the other documents delivered pursuant to each such Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Notwithstanding the foregoing, an amendment, waiver, discharge or termination enforceable against the Investor(s), may be obtained by a written instrument signed by the holders of two-thirds of the then outstanding Shares.

                  c. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof unless the effect of the declaration of invalidity or unenforceabilty is to reduce the value of the Investor's investment, in which event the court declaring any provision unenforceable shall be required to reform the Agreement so as to protect the Investor from any reduction in the value of its investment in a manner as nearly identical to the original provision declared invalid as may be possible.

                  d. AMENDMENT AND WAIVER. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Investor.

                  e. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of the other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties, shall be cumulative and not alternative.

                  f. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) e-mail if confirmed under subsection (d) below,
(c) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth above or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                  g. ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  h. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



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                  i. REPRESENTED BY COUNSEL. Company and Investor acknowledge that Sparks Willson Borges Brandt and Johnson, PC ("Sparks") is special counsel to the Company for the purposes of this transaction, and that Sparks has not undertaken representation of Investor in this, or any other, transaction. The Company and Investor has been advised of the facts that Sparks represents affiliates of the Company in unrelated transactions and hereby waive any conflict of interest, if any.

















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                  j. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                               INVESTORS:

INTEROSA, INC.                         ZERO.NET, INC.

By: /s/ Geoff Mulligan                 By: /s/ Craig Sternberg
   --------------------------             --------------------------
Geoff Mulligan, CEO                       Printed Name:  Craig Sternberg
                                                       ------------------------




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